SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

R&G FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

PUERTO RICO	66-0532217

(State of incorporation or organization)	(I.R.S. Employer Identification No.)

280 Jesus T. Pinero Avenue HATO REY, PUERTO RICO	00918

(Address of principal executive offices)	(Zip code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which
To be so Registered	Each Class is to be Registered

Class B Common Stock, par value $.01 per share	The New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act: None

ITEM 1. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED

     The description of the Class B Common Stock, par value $.01 per share (“Common Stock”), of R&G Financial Corporation (the “Company”) to be registered hereunder is set forth under the heading “Description of Capital Stock” in the prospectus contained in the Company’s Registration Statement on Form S-3 (Registration No. 333-90812) filed by the Company with the Securities and Exchange Commission on June 19, 2002, as may be amended from time to time (the “Registration Statement”), which description is incorporated herein by reference. Any prospectus filed by the Company pursuant to Rule 424(b) of the Securities Act of 1933 in connection with the Registration Statement shall be deemed to be incorporated herein by reference.

     The Common Stock is currently quoted on the Nasdaq National Market under the symbol “RGFC,” but the Company has applied for listing the Common Stock on the New York Stock Exchange under the symbol “RGF.”

ITEM 2. EXHIBITS

No.	Description

3.1.0	Certificate of Incorporation of R&G Financial Corporation (1)
3.1.1	Certificate of Amendment to Certificate of Incorporation of R&G Financial Corporation (1)
3.1.2	Amended and Restated Certificate of Incorporation of R&G Financial Corporation (2)
3.1.3	Amendment to Amended and Restated Certificate of Incorporation of R&G Financial Corporation (3)
3.1.4	Certificate of Amendment to Amended and Restated Certificate of Incorporation of R&G Financial Corporation (4)
3.2	Bylaws of R&G Financial Corporation (1)
4.0	Specimen of Stock Certificate of R&G Financial Corporation (1)

(1)	Incorporated by reference from the Registration Statement on Form S-1 (Registration No. 333-06245) filed by the Registrant with the Securities and Exchange Commission on June 18, 1996, as amended.

(2)	Incorporated by reference from the Registrant’s Current Report on Form 8-K filed with the SEC on November 19, 1999.

(3)	Incorporated by reference from the Registrant’s Current Report on Form 8-K filed with the SEC on June 12, 2001.

(4)	Incorporated by reference from the Registrant’s Current Report on Form 8-K filed with the SEC on June 18, 2002.

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

R&G FINANCIAL CORPORATION

Date: July 3, 2002	By:	/s/ Victor J. Galan

Víctor J. Galán, Chairman of the Board and Chief Executive Officer